                                                                     EXHIBIT 4.5


NEITHER THIS WARRANT NOR THE SECURITIES INTO WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER, IN EACH CASE PURSUANT TO AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.


                                 ONCORMED, INC.

                                    WARRANT

Warrant No. [      ]                                     Dated February 27, 1998



         Oncormed, Inc., a corporation organized and existing under the laws of
Delaware (the "Company"), hereby certifies that, for value received, [      ]
or its registered assigns ("Holder"), is entitled, subject to the terms set
forth below, to purchase from the Company up to a total of [      ] shares of
Common Stock, $.01 par value per share (the "Common Stock"), of the Company (each such share, a "Warrant Share" and all such shares, the "Warrant Shares") at an exercise price equal to $8.54(1) per share (as adjusted from time to time as provided in Section 8, the "Exercise Price"), at any time and from time to time from and after the date hereof and through and including February 27, 2001 (the "Expiration Date"), and subject to the following terms and conditions:

                 1. Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.





--------------------
(1) 122% of the closing price of the Common Stock for the trading day immediately preceding the applicable Closing Date.

                 2.       Registration of Transfers and Exchanges.

                          (a)     The Company shall register the transfer of
any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at the office specified in or pursuant to Section 3(b). Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a holder of a Warrant.

                          (b)     This Warrant is exchangeable, upon the
surrender hereof by the Holder to the office of the Company specified in or pursuant to Section 3(b) for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.

                 3.       Duration and Exercise of Warrants.

                          (a)     This Warrant shall be exercisable by the
registered Holder on any business day before 5:30 P.M., Eastern Time, at any time and from time to time on or after the date hereof to and including the Expiration Date. At 5:30 P.M., Eastern Time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value. This Warrant may not be redeemed by the Company.

                          (b)     Subject to Sections 2(b), 6 and 11, upon
surrender of this Warrant, with the Form of Election to Purchase attached hereto duly completed and signed, to the Company at its address for notice set forth in Section 11 and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, in lawful money of the United States of America, in cash or by certified or official bank check or checks, all as specified by the Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than 3 business days after the Date of Exercise (as defined herein)) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends other than as required by the Convertible Preferred Stock Purchase Agreement dated as of February 27, 1998 between the Holder, the Company and the other purchasers named therein (the "Purchase Agreement"). Any person so designated by the Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.

                          A "Date of Exercise" means the date on which the
Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the holder hereof to be purchased.

                          (c)     This Warrant shall be exercisable, either in
its entirety or, from time to time, for a portion of the number of Warrant Shares. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

                 4. Piggyback Registration Rights. During the term of this Warrant, the Company may not file any registration statement with the Securities and Exchange Commission (other than registration statements of the Company filed on Form S-8 or Form S-4, each as promulgated under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to which the Company is registering securities pursuant to a Company employee benefit plan or pursuant to a merger, acquisition or similar transaction including supplements thereto, but not additionally filed registration statements in respect of such securities) at any time when there is not an effective registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder, unless the Company provides the Holder with not less than 20 days notice to each of the Holder and Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, New York 10104, attention Kenneth L. Henderson, notice of its intention to file such registration statement and provides the Holder the option to include any or all of the applicable Warrant Shares therein. The piggyback registration rights granted to the Holder pursuant to this Section shall continue until the earlier of (i) the date on which all of the Holder's Warrant Shares have been sold in accordance with an effective registration statement and (ii) the Expiration Date. The Company will pay all registration expenses in connection therewith except that the Holder shall be responsible for the payments of any fees and expenses in connection with an underwritten offering of the Warrant Shares including any underwriting commissions and discounts.

                 5. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder, and the Company shall not be required to issue or cause to be issued or deliver or cause to be delivered the certificates for Warrant Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

                 6. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and indemnity. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable charges as the Company may prescribe.

                 7. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 8). The Company covenants that all Warrant Shares that shall be so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

                 8. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 8. Upon each such adjustment of the Exercise Price pursuant to this Section 8, the Holder shall thereafter prior to the Expiration Date be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

                          (a)     If the Company, at any time while this
Warrant is outstanding, (i) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or on any other class of capital stock (and not the Common Stock) payable in shares of Common Stock, other than the dividends payable under the Purchase Agreement, (ii) subdivide outstanding shares of Common Stock into a larger number of shares, or
(iii) combine outstanding shares of Common Stock into a smaller number of shares, the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination, and shall apply to successive subdivisions and combinations.

                          (b)     In case of any reclassification of the Common
Stock, any consolidation or merger of the Company with or into another person, the sale or transfer of all or substantially all of the assets of the Company in which the consideration therefor is equity or equity equivalent securities or any compulsory share exchange pursuant to which the Common Stock is converted into other securities or property, then the Holder shall have the right thereafter to exercise this Warrant only into shares of stock or other securities or property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the Holder shall be entitled upon such event to receive such amount of securities or property of the Company's business combination partner equal to the amount of Warrant Shares such Holder would have been entitled to had such Holder exercised this Warrant immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this Section 8(b) upon any exercise following any such reclassification, consolidation, merger, sale, transfer or share exchange.


                          (c)      If the Company, at any time while this
Warrant is outstanding, shall distribute to all holders of Common Stock (and not to holders of this Warrant) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 8(a), (b) and (d)), then in each such case the Exercise Price shall be determined by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Exercise Price determined as of the record date mentioned above, and of which the numerator shall be such Exercise Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") mutually selected in good faith by the holders of a majority in interest of the Warrants then outstanding and the Company. Any determination made by the Appraiser shall be final.

                          (d)     In the event that at any time or from time to
time the Company shall issue rights, options or warrants entitling the holders thereof to subscribe for shares of Common Stock, or securities convertible into or exchangeable or exercisable for Common Stock, in each case, to all holders of Common Stock (other than in connection with the adoption of a shareholder rights plan by the Company) without any charge, entitling such holders to subscribe for or purchase shares of Common Stock at a price per share that, as of the record date for such issuance, is less than the Per Share Market Value (as defined in the Purchase Agreement), the number of shares of Common Stock issuable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock theretofore issuable upon exercise of each Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options, warrants or securities plus the number of additional shares of Common Stock offered for subscription or purchase or into or for which such securities that are issued are convertible, exchangeable or exercisable, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options, warrants or securities plus the total number of shares of Common Stock which the aggregate consideration expected to be received by the Company (assuming the exercise or conversion of all such rights, options, warrants or securities) would purchase at the then Per Share Market Value. In the event of any such adjustment, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such date of issuance by the aforementioned fraction. Such adjustment shall be made immediately after such rights, options or warrants are issued and shall become effective, retroactive to the record date for the determination of stockholders entitled to receive such rights, options, warrants, or securities. No adjustment shall be made pursuant to this Section 8(d) which shall have the effect of decreasing the number of shares of Common Stock purchasable upon exercise of each Warrant or of increasing the Exercise Price.

                          (e)     For the purposes of this Section 8, the
following clauses shall also be applicable:

                                  (i)  Record Date.  In case the Company shall
take a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock or in securities convertible or exchangeable into shares of Common Stock, or (B) to subscribe for or purchase Common Stock or securities convertible or exchangeable into shares of Common Stock, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                                  (ii)  Treasury Shares.  The number of shares
of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

                          (f)     All calculations under this Section 8 shall
be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

                          (g)     If:

                                       (i)        the Company shall declare a
                                                  dividend (or any other
                                                  distribution) on its Common
                                                  Stock; or

                                      (ii)        the Company shall declare a
                                                  special nonrecurring cash
                                                  dividend on or a redemption
                                                  of its Common Stock; or

                                     (iii)        the Company shall authorize
                                                  the granting to all holders
                                                  of the Common Stock rights or
                                                  warrants to subscribe for or
                                                  purchase any shares of
                                                  capital stock of any class or
                                                  of any rights; or

                                      (iv)        the approval of any
                                                  stockholders of the Company
                                                  shall be required in
                                                  connection with any
                                                  reclassification of the
                                                  Common Stock of the Company,
                                                  any consolidation or merger
                                                  to which the Company is a
                                                  party, any sale or transfer
                                                  of all or substantially all
                                                  of the assets of the Company,
                                                  or any compulsory share
                                                  exchange whereby the Common
                                                  Stock is converted into other
                                                  securities, cash or property;
                                                  or

                                       (v)        the Company shall authorize
                                                  the voluntary dissolution,
                                                  liquidation or winding up of
                                                  the affairs of the Company,

then the Company shall cause to be mailed to each Holder at their last addresses as they shall appear upon the Warrant Register, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

                 9. Payment of Exercise Price. The Holder may pay the Exercise Price in one of the following manners:

                          (a)     Cash Exercise.  The Holder shall deliver
immediately available funds; or

                          (b)     Cashless Exercise.  The Holder shall
surrender this Warrant to the Company together with a notice of cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

                                  X = Y (A-B)/A
         where:
                                  X = the number of Warrant Shares to be issued to the Holder

                                  Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

                                  A = the closing sale prices of the Common
                                  Stock for the Trading Day immediately prior to the Date of Exercise.

                                  B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have been commenced, on the issue date.

                 10. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares which shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this
Section 10, be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Warrant Shares issuable, up to the next whole number.

                 11. Notices. Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section, (ii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iii) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (1) if to the Company, to 205 Perry Parkway, Gaithersburg, Maryland 20877, or to Facsimile No.: (301) 527-1539 Attention: Chief Financial Officer, with a copy to Brobeck, Phleger & Harrison LLP, 1633 Broadway, 47th Floor, New York, NY 10019, Attn: Alexander D. Lynch, Esq. or (ii) if to the Holder, to the Holder at the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section 11.

                 12.      Warrant Agent.

                          (a)     The Company shall serve as warrant agent
under this Warrant. Upon thirty (30) days' notice to the Holder, the Company may appoint a new warrant agent.

                          (b)     Any corporation into which the Company or any
new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

                 13.      Miscellaneous.

                          (a)     This Warrant shall be binding on and inure to
the benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only in writing signed by the Company and the Holder.

                          (b)     Subject to Section 13(a), above, nothing in
this Warrant shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Holder.

                          (c)     This Warrant shall be governed by and
construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

                          (d)     The headings herein are for convenience only,
do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

                          (e)     In case any one or more of the provisions of
this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.


                                            ONCORMED, INC.



                                            By:
                                               -------------------------------

                                            Name:
                                                 -----------------------------

                                            Title:
                                                  ----------------------------

                          FORM OF ELECTION TO PURCHASE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To Oncormed, Inc.:

         In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase [___________] shares of Common Stock, $.01 par value, of Oncormed, Inc. (the "Common Stock") and encloses herewith $________ in cash or certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

         The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

                                           PLEASE INSERT SOCIAL SECURITY OR
                                           TAX IDENTIFICATION NUMBER

                                           ------------------------------------

-------------------------------------------------------------------------------
                        (Please print name and address)


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

         If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:


-------------------------------------------------------------------------------
                        (Please print name and address)


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

Dated:                    ,                    Name of Holder:
         -----------------  -----


                                               (Print)
                                                      -------------------------

                                               (By:)
                                                    ---------------------------
                                (Name:)
                                               (Title:)
                                (Signature must conform in all
                                respects to name of holder as
                                specified on the face of the Warrant)

           [To be completed and signed only upon transfer of Warrant]

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock of Oncormed, Inc. to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of Oncormed, Inc. with full power of substitution in the premises.

Dated:

_______________, ____


                                  ---------------------------------------
                                  (Signature must conform in
                                  all respects  to name of
                                  holder as specified on the
                                  face of the Warrant)


                                  ---------------------------------------
                                  Address of Transferee

                                  ---------------------------------------

                                  ---------------------------------------



In the presence of:


--------------------------